UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 5, 2025

Cohen & Company Inc.

(Exact name of registrant as specified in its charter)

Maryland	1-32026	16-1685692
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Cira Centre 2929 Arch Street, Suite 1703 Philadelphia, Pennsylvania	19104
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 701-9555

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	COHN	The NYSE American Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company                           ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events.

As previously disclosed, on March 13, 2025, Cohen & Company Financial Management, LLC (formerly known as Cohen Bros. Financial Management, LLC) (“Seller”), a Delaware limited liability company and an investment advisor subsidiary of Cohen & Company Inc., a Maryland corporation, entered into a Master Transaction Agreement (the “MTA”), by and between Seller and HCMC III, LLC, a Delaware limited liability company, as buyer (“Buyer”). Buyer is an affiliate of Hildene Capital Management, LLC (“Hildene”), an SEC-registered investment adviser based in Stamford, Connecticut.  Hildene has been investing in collateralized debt obligations (CDOs) backed by trust preferred securities (TruPS) since the 2007-08 financial crisis, and has extensive experience with monitoring banks and insurance companies.

Pursuant to the MTA, Seller agreed to sell, assign, transfer and convey to Buyer all of Seller’s rights and obligations in and under the Collateral Management Agreements and Collateral Administration Agreements (collectively, the “CDO Agreements”) for (i) Alesco Preferred Funding III, Ltd., (ii) Alesco Preferred Funding IV, Ltd., (iii) Alesco Preferred Funding V, Ltd., (iv) Alesco Preferred Funding VI, Ltd. and (v) Alesco Preferred Funding VIII, Ltd. (each an “Issuer”) and all books and records with respect to each Issuer.

The MTA contemplated multiple closings following the date of the MTA (each a “Closing”), with each Closing to occur following the satisfaction of the conditions to Closing for the assignment of each CDO Agreement pursuant to the MTA.

As previously disclosed, on July 9, 2025, in accordance with the terms and conditions of the MTA, Seller and Buyer consummated the Closings of the sale, assignment, transfer and conveyance to Buyer all of Seller’s rights and obligations in and under the CDO Agreements for, and all books and records with respect to, Alesco Preferred Funding V, Ltd. and Alesco Preferred Funding VIII, Ltd. for an aggregate purchase price of $837,447 after required purchase price reductions set forth in the MTA.

On September 5, 2025, in accordance with the terms and conditions of the MTA, Seller and Buyer consummated the Closings of the sale, assignment, transfer and conveyance to Buyer all of Seller’s rights and obligations in and under the CDO Agreements for, and all books and records with respect to, Alesco Preferred Funding III, Ltd., Alesco Preferred Funding IV, Ltd., and Alesco Preferred Funding VI, Ltd. for an aggregate purchase price of $2,022,403 after required purchase price reductions set forth in the MTA.

No further Closings are contemplated under the MTA.

The foregoing description of the MTA does not purport to be complete and is qualified in its entirety by reference to the full text of the MTA, a copy of which is attached as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2025 filed with the United States Securities and Exchange Commission on May 2, 2025, and is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COHEN & COMPANY INC.

Date: September 5, 2025	By:		/s/ Joseph W. Pooler, Jr.
		Name:	Joseph W. Pooler, Jr.
		Title:	Executive Vice President, Chief Financial Officer and Treasurer